Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick Vice President, Investor Relations (908) 277-8413

Media Relations:	Scott T. Lowry Vice President and Treasurer (908) 277-8365

BARD ANNOUNCES SECOND QUARTER RESULTS

DILUTED EPS OF $1.29, $1.39 ON ADJUSTED BASIS

MURRAY HILL, NJ — (July 22, 2010) — C. R. Bard, Inc. (NYSE: BCR) today reported 2010 second quarter financial results. Second quarter 2010 net sales were $673.9 million, an increase of 8 percent over the prior-year period. Excluding the impact of foreign exchange, second quarter 2010 net sales increased 7 percent over the prior-year period.

For the second quarter 2010, net sales in the U.S. were $464.9 million and net sales outside the U.S. were $209.0 million, an increase of 7 percent and 9 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, second quarter 2010 net sales outside the U.S. increased 6 percent over the prior-year period.

For the second quarter 2010, net income attributable to common shareholders was $124.6 million and diluted earnings per share available to common shareholders were $1.29, an increase of 11 percent and 16 percent, respectively, as compared to second quarter 2009 results. Adjusting for items that affect comparability between periods as detailed in the tables below, second quarter 2010 net income attributable to common shareholders was $134.0 million and diluted earnings per share available to common shareholders were $1.39, an increase of 8 percent and 13 percent, respectively, as compared to second quarter 2009 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Bard delivered strong EPS growth this quarter, fueled by a record gross margin performance, while accelerating organic investment in R&D. We are dedicated to driving revenue growth by offering our customers products that are clinically and economically differentiated. Looking ahead, we see ample opportunity to expand our investment in the development and acquisition of market-leading technologies.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our March 31, 2010 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net sales	$673,900	$624,600	$1,324,700	$1,221,000
Costs and expenses
Cost of goods sold	251,700	238,600	504,400	462,900
Marketing, selling and administrative expense	189,500	169,900	369,200	334,200
Research and development expense	45,100	41,700	85,700	78,100
Interest expense	2,800	3,000	5,700	6,000
Other (income) expense, net	2,100	7,600	2,000	16,900

Total costs and expenses	491,200	460,800	967,000	898,100

Income from operations before income taxes	182,700	163,800	357,700	322,900

Income tax provision	58,000	51,400	111,800	97,300

Net income	124,700	112,400	245,900	225,600

Net income attributable to noncontrolling interest	100	200	400	900

Net income attributable to common shareholders	$124,600	$112,200	$245,500	$224,700

Basic earnings per share available to common shareholders	$1.31	$1.13	$2.56	$2.25

Diluted earnings per share available to common shareholders	$1.29	$1.11	$2.53	$2.22

Wt. avg. common shares outstanding - basic	94,400	98,500	94,900	98,900

Wt. avg. common and common equivalent shares outstanding - diluted	95,600	99,600	96,100	100,300

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2010	2009	Change	Constant Currency	2010	2009	Change	Constant Currency
Vascular	$187,500	$169,100	11%	10%	$359,900	$326,500	10%	8%
Urology	179,700	174,700	3%	2%	354,000	337,500	5%	3%
Oncology	178,300	167,200	7%	5%	352,300	328,200	7%	5%
Surgical Specialties	106,200	91,900	16%	15%	215,400	186,000	16%	14%
Other	22,200	21,700	2%	2%	43,100	42,800	1%	-

Net sales	$673,900	$624,600	8%		$1,324,700	$1,221,000	8%

Foreign exchange impact		6,300				21,400

Constant Currency	$673,900	$630,900		7%	$1,324,700	$1,242,400		7%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$251.7	$189.5	$45.1	$2.1	$58.0	$124.6	$1.29
Items that affect comparability of results between periods:
Acquisition related items	(1.8)	(2.5)	(0.5)	(1.6)	0.8	5.6
Write-down of receivables	-	(3.8)	-	-	-	3.8

Total	(1.8)	(6.3)	(0.5)	(1.6)	0.8	9.4	0.10

Adjusted Basis	$249.9	$183.2	$44.6	$0.5	$58.8	$134.0	$1.39

	Quarter Ended June 30, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$238.6	$169.9	$41.7	$7.6	$51.4	$112.2	$1.11
Items that affect comparability of results between periods:
Asset disposition	(1.2)	-	-	(4.5)	0.5	5.2
Acquisition related items	(0.1)	(0.8)	(2.3)	-	0.1	3.1
Restructuring charge	-	-	-	(5.6)	1.9	3.7

Total	(1.3)	(0.8)	(2.3)	(10.1)	2.5	12.0	0.12

Adjusted Basis	$237.3	$169.1	$39.4	$(2.5)	$53.9	$124.2	$1.23

	Six Months Ended June 30, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$504.4	$369.2	$85.7	$2.0	$111.8	$245.5	$2.53
Items that affect comparability of results between periods:
Acquisition related items	(2.2)	(3.7)	(0.5)	(1.6)	0.9	7.1
Write-down of receivables	-	(3.8)	-	-	-	3.8

Total	(2.2)	(7.5)	(0.5)	(1.6)	0.9	10.9	0.11

Adjusted Basis	$502.2	$361.7	$85.2	$0.4	$112.7	$256.4	$2.64

	Six Months Ended June 30, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$462.9	$334.2	$78.1	$16.9	$97.3	$224.7	$2.22
Items that affect comparability of results between periods:
Asset disposition	(1.2)	-	-	(4.5)	0.5	5.2
Acquisition related items	(0.1)	(0.8)	(2.3)	-	0.1	3.1
Restructuring charge	-	-	-	(15.4)	5.2	10.2

Total	(1.3)	(0.8)	(2.3)	(19.9)	5.8	18.5	0.18

Adjusted Basis	$461.6	$333.4	$75.8	$(3.0)	$103.1	$243.2	$2.40

Notes to Reconciliation of Earnings

•

For the second quarter 2010, the following items affected the comparability of results between periods: (i) charges of $6.4 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; and (ii) a charge of $3.8 million pre-tax for the write-down of public hospital receivables in Greece. The net effect of these items decreased net income attributable to common shareholders by $9.4 million, or $0.10 diluted earnings per share available to common shareholders.

•

For the second quarter 2009, the following items affected the comparability of results between periods: (i) a charge of $5.7 million pre-tax for an asset disposition; (ii) charges of $3.2 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, and purchase accounting adjustments; and (iii) a charge of $5.6 million pre-tax for restructuring. The net effect of these items decreased net income attributable to common shareholders by $12.0 million, or $0.12 diluted earnings per share available to common shareholders.

•

For the six months ended June 30, 2010 the following items affected the comparability of results between periods: (i) charges of $8.0 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; and (ii) a charge of $3.8 million pre-tax for the write-down of public hospital receivables in Greece. The net effect of these items decreased net income attributable to common shareholders by $10.9 million, or $0.11 diluted earnings per share available to common shareholders.

•

For the six months ended June 30, 2009, the following items affected the comparability of results between periods: (i) a charge of $5.7 million pre-tax for an asset disposition; (ii) charges of $3.2 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, and purchase accounting adjustments; and (iii) a charge of $15.4 million pre-tax for restructuring. The net effect of these items decreased net income attributable to common shareholders by $18.5 million, or $0.18 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for an asset disposition and acquisition related items; (2) marketing, selling and administrative expense excluding charges for acquisition related items and the write-down of public hospital receivables in Greece; (3) research and development expense excluding acquisition related items; (4) other (income) expense, net, excluding charges for an asset disposition, acquisition related items and restructuring; (5) income tax provision excluding the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Earnings per Share Numerator (1): GAAP Basis - basic and diluted
Net income attributable to common shareholders	$124,600	$112,200	$245,500	$224,700
Less: Income allocated to participating securities	1,400	1,200	2,800	2,500

Net income available to common shareholders	$123,200	$111,000	$242,700	$222,200

Earnings per Share Numerator (1): Adjusted Basis - diluted
Net income attributable to common shareholders	$134,000	$124,200	$256,400	$243,200
Less: Income allocated to participating securities	1,500	1,300	2,900	2,800

Net income available to common shareholders	$132,500	$122,900	$253,500	$240,400

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	94,400	98,500	94,900	98,900

Wt. avg. common and common equivalent shares outstanding - diluted	95,600	99,600	96,100	100,300

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.31	$1.13	$2.56	$2.25

Diluted earnings per share available to common shareholders	$1.29	$1.11	$2.53	$2.22

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.39	$1.23	$2.64	$2.40

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.